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                                                            Rule 424(b)(2)
                                                            File No. 33-64054

               PRICING SUPPLEMENT  NO.  10  DATED    June 26, 1997
                                       ----        -----------------

                (To Prospectus dated July 2,1993 as supplemented
                  by Prospectus Supplement dated July 15, 1993)

                            MARSHALL & ILSLEY CORPORATION

                             Medium-Term Notes, Series C

                  Due from 9 months to 30 years from date of Issue

                                 Fixed Rate Notes

                                -------------------

Trade Date:        June 17, 1997   Issue Price:     99.500%
                  ----------------                --------------
Original Issued Date: July 1, 1997 Principal Amount:  $500,000.00
                  ----------------                --------------
                                   Interest Rate
Maturity Date:     July 1, 2002      Per Annum:        6.680%
                  ----------------                --------------

Redemption:

          Check box opposite applicable paragraph.

               [X]   The Notes cannot be redeemed prior to maturity

               [ ]   The Notes may be redeemed prior to maturity

Terms of Redemption:


Additional Terms: